UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 2, 2011

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE,
5430 LBJ FREEWAY, DALLAS, TEXAS		75240
(Address of Principal Executive Offices)		(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 2, 2011, Atmos Energy Corporation (the “Company”) entered into a $750 million Revolving Credit Agreement (the “credit facility”) with The Royal Bank of Scotland plc as Administrative Agent, Crédit Agricole Corporate and Investment Bank as Syndication Agent, Bank of America, N.A., U.S. Bank National Association and Wells Fargo Bank, N.A. as Co-Documentation Agents, and a syndicate of 14 lenders identified therein. The credit facility replaces both the $200 million Revolving Credit Agreement (180 Day Facility) (the “180 Day Facility”) with SunTrust Bank as Administrative Agent, which was entered into on October 15, 2010 and expired on April 13, 2011, and the $566.7 million Revolving Credit Agreement (the “5 Year Facility”) with SunTrust Bank as Administrative Agent, which was entered into on December 15, 2006 and was set to expire on December 15, 2011. The credit facility contains substantially the same terms as both the 180 Day Facility and the 5 Year Facility, except that all borrowings must be repaid within 364 days. In addition, no borrowings can be outstanding under the credit facility for at least thirty (30) consecutive days (“clean-up period”) during each fiscal year of the Company, with the timing of the clean-up period at the Company’s discretion. The credit facility also contains an accordion feature similar to the 5 Year Facility, which allows the Company to propose up to a $250 million increase in the lenders’ commitment. The credit facility will continue to be used to back-stop the Company’s commercial paper program and to provide short-term working capital to the Company.

Borrowings under the credit facility will bear interest at a rate dependent upon the Company’s credit ratings at the time of such borrowing and based, at the Company’s election, on a base rate or LIBOR for the applicable interest period (one, two, three or six months). In the case of borrowings based either on the base rate or on LIBOR, an applicable margin ranging from 0% to 2.00% per annum would be added, based on the Company’s then current credit ratings. The base rate is defined as the highest of (i) the per annum rate of interest established by The Royal Bank of Scotland as its prime lending rate at the time of such borrowing, (ii) the Federal Funds Rate, as in effect at the time of borrowing, plus one-half of one percent (0.50%) per annum, or (iii) the one-month LIBOR plus one percent (1.00%). Based on the current prime lending rate charged by The Royal Bank of Scotland, the current Federal Funds Rate, the one-month LIBOR and the Company’s current credit ratings, borrowings at the base rate would bear interest at 3.25% per annum, plus an applicable margin of 0.50% per annum, or an effective total interest rate of 3.75% per annum. Based upon the current LIBOR for a one-month period and the Company’s current credit ratings, borrowings at LIBOR would bear interest at 0.21% per annum, plus an applicable margin of 1.50% per annum, or an effective total interest rate of 1.71% per annum.

The Company must also pay commitment fees quarterly in arrears on the average daily unused portion of the credit facility at rates ranging from 0.125% to 0.300% per annum, dependent upon the Company’s credit ratings. Based upon the Company’s current credit ratings, the commitment fee would be at the rate of 0.175%.

The credit facility will expire on May 2, 2016, at which time all outstanding amounts under the credit facility will be due and payable. The credit facility contains usual and customary covenants for transactions of this type, including covenants limiting liens, substantial asset sales and mergers. In addition, the credit facility provides that during the term of the facility, the Company’s debt to capitalization ratio as of the last day of each of its fiscal quarters shall be less than or equal to 0.70 to 1.00, excluding from the calculation of debt (i) any pension and other post-retirement benefits liability adjustments recorded in accordance with generally accepted accounting principles; and (ii) an amount of hybrid securities, as defined in the credit facility (generally, deferrable interest subordinated debt with a maturity of at least 20 years), not to exceed a total of 15% of total capitalization.

In the event of a default by the Company under the credit facility, including cross-defaults relating to specified other indebtedness of the Company, The Royal Bank of Scotland may, upon the consent of a certain minimum number of lenders, and shall, upon the request and direction of such lenders, terminate the commitments made under the credit facility, declare the amount outstanding, including all accrued interest and unpaid fees, payable immediately, and enforce any and all rights and interests created and existing under the credit facility documents, including, without limitation, all rights of set-off and all other rights available under the law. For certain events of default relating to insolvency, bankruptcy or receivership, the commitments are automatically terminated and the amounts outstanding automatically become payable immediately.

With respect to the other parties to the credit facility, some of whom were also parties to the 180 Day Facility and 5 Year Facility discussed above, the Company also has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party. A copy of the credit facility is filed as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the credit facility.

Item 1.02.	Termination of a Material Definitive Agreement.

On May 2, 2011, concurrent with the execution of the credit facility described in Item 1.01 above, the Company terminated the 5 Year Facility described in Item 1.01 above, which was due to expire on December 15, 2011. The Company incurred no early termination penalties as a result of such termination. With respect to the other parties to such terminated credit facility, the Company has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party.

Item 2.02.	Results of Operations and Financial Condition.

On Wednesday, May 4, 2011, the Company issued a news release in which it reported the Company’s financial results for the second quarter of the 2011 fiscal year, which ends September 30, 2011, and that certain of its officers would discuss such financial results in a conference call on Thursday, May 5, 2011 at 10:00 a.m. Eastern Time. In the release, the Company also announced that the call would be webcast live and that slides for the webcast would be available on its website for all interested parties.

A copy of the news release is furnished as Exhibit 99.1. The information furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Revolving Credit Agreement, dated as of May 2, 2011 among Atmos Energy Corporation, the Lenders from time to time parties thereto, The Royal Bank of Scotland plc as Administrative Agent, Crédit Agricole Corporate and Investment Bank as Syndication Agent, Bank of America, N.A., U.S. Bank National Association and Wells Fargo Bank, N.A. as Co-Documentation Agents

99.1	News Release dated May 4, 2011 (furnished under Item 2.02)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: May 4, 2011	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President
and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Revolving Credit Agreement, dated as of May 2, 2011 among Atmos Energy Corporation, the Lenders from time to time parties thereto, The Royal Bank of Scotland plc as Administrative Agent, Crédit Agricole Corporate and Investment Bank as Syndication Agent, Bank of America, N.A., U.S. Bank National Association and Wells Fargo Bank, N.A. as Co-Documentation Agents

99.1	News Release dated May 4, 2011 (furnished under Item 2.02)